UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2010

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 29, 2010, Reading International, Inc. (“Reading”) entered into modifications of existing agreements and arrangements between Reading and Sutton Hill Capital, L.L.C. (“SHC”), which is wholly owned by Sutton Hill Associates, a general partnership (“SHA”).  James J. Cotter, the Chief Executive Officer, Chairman of the Board, and controlling shareholder of Reading, is a 50% general partner of SHA.

Reading extended its existing lease from SHC of the Village East Cinema in New York City by 10 years, with a new termination date of June 30, 2020.  The extended lease provides for a call option pursuant to which Reading may purchase the cinema lease for $5.9 million at the end of the lease term.  Additionally, the lease has a put option pursuant to which SHC may require Reading to purchase all or a portion of SHC’s interest in the cinema lease at any time between July 1, 2013 and December 4, 2019.  SHC’s put option may be exercised on one or more occasions in increments of not less than $100,000 each.  By way of example, SHC could put to Reading a 50% interest in the cinema for $2.95 million.

SHC and Reading also extended by three years the term of the existing loan from SHC to Reading in the principal amount of $9.0 million.  The new maturity date of the loan is December 31, 2013.  The prior interest rate on the loan of 8.25% per annum also was modified.  The extended loan will now have a variable annual rate equal to a Five-Year Constant Maturity United States Treasury Note rate plus 575 basis points, subject to a minimum rate of 8.25% and a maximum rate of 10%.  In connection with the loan extension, on June 29, 2010, Reading prepaid a separate $5.0 million loan from SHC that was to mature on December 31, 2010.

James J. Cotter represented the interests of SHC in the negotiation of the foregoing modifications to Reading’s agreements with SHC and the related prepayment of the loan from SHC discussed above and so did not participate in such negotiations on behalf of Reading.  The Conflicts Committee of Reading’s Board of Directors reviewed and approved such modifications and related prepayment.

Item 1.02 Termination of a Material Definitive Agreement.

The discussion in Item 1.01, above, regarding Reading’s prepayment of the $5.0 million loan from SHC, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01, above, regarding the modification of Reading’s lease from SHC of the Village East Cinema, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: July 21, 2010	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer